Exhibit 99.1

Orleans Homebuilders Announces Limited Waiver and Amendment Extension

BENSALEM, Pa., Nov. 5 /PRNewswire-FirstCall/ — Orleans Homebuilders, Inc. (the “Company”) (Amex: OHB) announced today that on November 4, 2009, but effective as of October 30, 2009, the Company had received from the lenders under the Company’s $375 million Credit Facility (the “lenders”) a limited waiver and amendment extension letter (the “Limited Waiver and Amendment Extension Letter”) related to the Company’s Second Amended and Restated Revolving Credit Loan Agreement dated September 30, 2008 (as amended, the “Credit Facility”).  The Limited Waiver and Amendment Extension Letter effectively extends for approximately one month the borrowing base relief, minimum liquidity covenant deferral, existing loan fee payment deferral (which has been earned by the Lenders, but the failure to pay the fee currently is being waived until the end of the amendment extension period) and other accommodations provided by the terms of the Third Amendment executed on September 30, 2009.  In addition, the Limited Waiver and Amendment Extension Letter waives a number of specific events of default and anticipated events of default under the Credit Agreement.

The Limited Waiver and Amendment Extension Letter generally provides borrowing base, covenant and waiver of default relief until November 30, 2009, provided that the waiver period and the extension of the accommodations provided by the Third Amendment will end on the date that one or more events described in the Limited Waiver and Amendment Extension Letter occurs.  These events include, but are not limited to, (i) the failure of the Company and Wachovia Bank, National Association, as agent under the Credit Facility (the “Agent”), to reach a mutual agreement in principle on a term sheet containing the significant terms and conditions for amending and restating the Credit Facility, subject to the completion of due diligence, on or prior to November 12, 2009, (or such later date agreed to by the Agent); (ii) the exercise or commencement of any enforcement action against the Company as a result of its failure to make the scheduled $639,000 quarterly interest payment due on September 30, 2009 related to the 8.52% junior subordinated note underlying the $30 million issue of trust preferred securities, or the scheduled $235,000 quarterly payment due on October 30, 2009 on the 1.0% junior subordinated notes; (iii) the failure to provide sufficient detail of the intended use of any advance under the Credit Facility, or if such use is not deemed satisfactory by the Agent, but such payment is made over the Agent’s objection; and (iv) the occurrence of any other event of default under the Credit Facility.

At the end of the Amendment Extension Period, the Limited Waiver and Amendment Extension will terminate and the events of default and anticipated events of default waived by the Limited Waiver will, effective as of the end of the Amendment Extension Period, immediately constitute events of default under the Credit Facility.  As long as no event of default has occurred under the Credit Facility other than the events of default and anticipated events of default waived by the Limited Waiver and on or prior to November 30, 2009, if the Lenders and the Company have reached a mutual agreement in principle on a term sheet containing the significant terms and conditions for amending and restating the Credit Facility, the Amendment Extension Period may be extended by the Agent through December 20, 2009, the maturity date of the Credit Facility.

The Company continues to work actively with its lenders to obtain an amendment to its existing $375 million Credit Facility and extension of the December 20, 2009 maturity date of the facility.  The Company can offer no assurance as to the terms of any extension or modifications or that it will be able to obtain such a Credit Facility maturity extension or other modifications at all or on acceptable terms, or obtain alternative financing in the event it does not obtain such a Credit Facility maturity extension and other necessary modifications.

In light of these ongoing negotiations and uncertainty, the Company has not made the $639,000 quarterly payment due on September 30, 2009 with respect to the $30 million issue of 8.52% trust preferred securities, which constitutes an event of default under those trust preferred securities and which entitles the holders of such securities to accelerate payment and to exercise other remedies.  The Company did not make the $235,000 quarterly payment due on October 30, 2009 with respect to the new junior subordinated notes (“the New Junior Subordinated Notes”) exchanged by the Company on August 3, 2009 for the Company’s $75 million issue of trust preferred securities.  If the $235,000 quarterly payment is not made within the 30-day cure period under the applicable indenture, an event of default will occur under the New Junior Subordinated Notes, which would entitle the holders of such securities to accelerate payment after December 1, 2009 and to exercise other remedies.  The Company cannot predict what action, if any, the holders of these securities may take.  The Company also cannot predict when, and if, the Company will actually make these quarterly payments.

On November 2, 2009, the Company received a written notice from the NYSE Amex LLC (the “Exchange”) stating that the Company is not in compliance with the Exchange’s continuing listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide because it failed to timely file its Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended June 30, 2009 and such failure constitutes a material violation of its listing agreement with the Exchange authorizing the Exchange to suspend and, unless prompt corrective action is taken, remove the Company’s common stock from the Exchange pursuant to Section 1003(d) of the Company Guide.  The Company intends to comply with requirements set forth in the written notice by submitting a plan of compliance to the Exchange by November 16, 2009 advising the Exchange of the actions the Company intends to take to bring the Company into compliance with the applicable provisions of the Company Guide by February 2, 2010.

As previously reported, the Company could not timely file its Form 10-K without unreasonable effort or expense.  The Company is working as expeditiously as possible to finalize its accounting and related disclosure for the period covered by its Form 10-K and currently expects to file the Form 10-K during the month of December 2009.

The Company currently anticipates that the one-month liquidity enhancement provided by the Amendment Extension Letter should meet the Company’s liquidity needs only up to approximately November 30, 2009.  The Company anticipates that without either a Credit Facility maturity extension and other modifications, or an additional amendment to the Credit Facility to increase borrowing base availability on or before November 30, 2009: (i) the net borrowing base availability at that time will be significantly less than the borrowings under the revolving Credit Facility at that time; (ii) the Company will be unable to pay an existing loan fee earned by the lenders without an additional amendment to defer the timing of the payment of such loan fee; (iii) the Company will likely violate the minimum liquidity covenant at some time in or before early December 2009; (iv) the Company will violate certain other covenants under the Credit Facility at that time (or shortly thereafter);  and (v) the Company will likely not have sufficient liquidity to continue its normal operations at that time (or shortly thereafter).  In addition, the Company may need additional amendments to its Credit Facility for a variety of reasons on or prior to November 30, 2009.  For additional discussion of the Company’s liquidity, including a discussion of the scheduled December 20, 2009 maturity date of the Company’s Credit Facility, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009 and October 6, 2009 and the Company’s Form 12b-25 filed with the Securities and Exchange Commission on September 29, 2009.

About Orleans Homebuilders, Inc.

Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums.  The Company serves a broad customer base including first-time, move-up, luxury, empty nester and active adult homebuyers.  The Company currently operates in the following eleven distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater, Virginia; Chicago, Illinois; and Orlando, Florida.  The Company’s Charlotte, North Carolina operations also include adjacent counties in South Carolina.  To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

Forward-Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements, anticipated amendments to its Credit Facility, payments on its 8.52% Trust Preferred Securities and the New Junior Subordinated Notes, anticipated increase in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company’s long-term opportunities; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility, strategic transactions and alternatives; other alternative recapitalization or exchange offer transactions; the anticipated impact of bank reappraisals;

future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company’s ability to meet its internal financial objectives or projections, and debt covenants; potential future land sales; the Company’s future liquidity, capital structure and finances; the Company’s response to market conditions; and the Company’s response to the Exchange’s notice concerning listing requirements.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, our ability to modify or extend our existing Credit Facility or otherwise engage in a financing or strategic transaction; the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.

CONTACT: Garry P. Herdler — Executive Vice President & Chief Financial Officer of Orleans Homebuilders, Inc., +1-215-245-7500